Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE THIRD QUARTER

ENDED SEPTEMBER 30, 2022

Third Quarter 2022 Summary Results

●	Total revenues of $252.6 million, up 38.0% YoY
●	Net income of $24.6 million, up 15.0% YoY; non-GAAP adjusted net income of $26.4 million, up 21.5% YoY
●	Operating ratio of 85.9%, an increase of 270 bps YoY; non-GAAP adjusted operating ratio of 83.6%, an increase of 210 bps YoY
●	Diluted EPS of $1.09, up 17.2% YoY; non-GAAP adjusted diluted EPS of $1.18, up 24.2% YoY

Tontitown, Arkansas, October 20, 2022...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“we” or the “Company”) today reported consolidated net income of $24.6 million, or diluted earnings per share of $1.09 ($1.10 basic), for the quarter ended September 30, 2022. These results compare to consolidated net income of $21.4 million, or diluted earnings per share of $0.93 ($0.94 basic)1, for the quarter ended September 30, 2021. Net income and diluted earnings per share for the third quarter ended September 30, 2022, includes the negative impact of losses recognized but unrealized on our investments in marketable equity securities. Excluding the impact of this item, adjusted (non-GAAP) net income for the quarter ended September 30, 2022, was $26.4 million, or adjusted (non-GAAP) diluted earnings per share of $1.18.

Consolidated operating revenues increased 38.0% to $252.6 million for the third quarter of 2022 compared to $183.1 million for the third quarter of 2021.

Joe Vitiritto, President of the Company, commented, “I am proud of our team and how they navigated the 3rd Quarter. Our driving associates continue to be a cornerstone of our success and we appreciate all they sacrifice to help us achieve these results. Although we had a record revenue quarter, our culture is to never be satisfied with our results and continually look for areas to improve.”

Liquidity, Capitalization, and Cash Flow

As of September 30, 2022, we had an aggregate of $138.5 million of cash, marketable equity securities, and available liquidity under our line of credit and $283.1 million of stockholders’ equity. Outstanding debt was $258.4 million as of September 30, 2022.

During the first nine months of 2022, we generated $120.1 million in operating cash flow while net capital expenditures, excluding acquisition related assets, resulted in a cash outflow of $28.9 million.

Equipment

During the third quarter of 2022, we experienced improved equipment delivery times and had received most of our backlogged truck order by the end of the third quarter. We continue to experience delivery delays related to our trailing equipment order and now believe that final deliveries will likely flow into the first quarter of 2023. The combination of year-over-year truck fleet growth of 30%, and delivery delays, has required us to keep some of our equipment inventory longer than originally planned and has negatively impacted our fleet age averages. While these factors have resulted in an increase in our average fleet age, we have not incurred significant additional maintenance costs because of the delays. The average ages of our truck and trailer fleets were 2.1 years and 6.4 years, respectively, at the end of the third quarter of 2022, compared to 1.8 years and 5.5 years, respectively, at the end of 2021.

1 Prior period per share data has been retroactively adjusted to reflect the Company’s separate 2-for-1 forward stock splits effective August 16, 2021 and March 29, 2022, respectively.

Share Repurchase Program

During the third quarter of 2022, the Company purchased 93,124 shares of its outstanding common stock under its authorized stock repurchase program for a total cost of approximately $2.9 million, bringing the year-to-date total purchases to 176,344 shares (including 41,610 pre-split shares) at a cost of approximately $5.9 million. Approximately 365,266 shares remain available for purchase under this program.

Non-GAAP Financial Measures

In addition to our results under United States generally accepted accounting principles (GAAP), this press release also includes non-GAAP financial measures termed adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share. The Company defines adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share as GAAP operating income, GAAP operating ratio, GAAP net income and GAAP diluted earnings per share, respectively, excluding certain significant items, such as certain litigation-related charges and unrealized gains and losses on marketable equity securities, and any tax impact associated with such items. Management believes that reporting adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share more clearly reflects the Company’s current operating results and provides investors with a better understanding of the Company’s overall financial performance. Management also believes that adjusted operating ratio is more representative of our operations when excluding the volatility of fuel prices, which we cannot control. In addition, the adjusted results, although not a financial measure under GAAP, may facilitate the ability to analyze the Company’s financial results in relation to those of its competitors and to the Company’s prior financial performance by excluding items which otherwise would distort the comparison. However, because not all companies use identical calculations, the Company's presentation of adjusted results may not be comparable to similarly titled measures of other companies. Adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, operating income, operating ratio, net income and diluted earnings per share, respectively, as defined under GAAP.

Pursuant to the requirements of Regulation G, we have provided a tabular reconciliation of GAAP operating income to adjusted operating income and adjusted operating ratio, GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share in this press release.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, ongoing and potential future economic, business and operational disruptions and uncertainties due to the COVID-19 pandemic or other public health crises; excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$216,475	$166,331	$615,303	$446,647
Fuel surcharge	36,155	16,754	93,943	46,559
Operating Revenue	252,630	183,085	709,246	493,206

Operating expenses and costs:
Salaries, wages and benefits	50,847	34,937	133,069	102,173
Operating supplies and expenses	48,071	25,712	123,156	74,375
Rent and purchased transportation	93,501	72,698	273,521	192,387
Depreciation	16,289	12,740	46,647	41,426
Insurance and claims	5,149	3,443	19,281	9,806
Other	4,579	3,008	12,712	8,505
Gain on disposition of equipment	(1,301)	(276)	(2,662)	(962)
Total operating expenses and costs	217,135	152,262	605,724	427,710

Operating income	35,495	30,823	103,522	65,496

Non-operating (expense) income	(1,886)	37	(2,829)	6,853
Interest expense	(1,922)	(1,899)	(5,587)	(6,372)

Income before income taxes	31,687	28,961	95,106	65,977
Income tax expense	7,121	7,602	22,416	17,352

Net income	$24,566	$21,359	$72,690	$48,625

Diluted earnings per share (1)	$1.09	$0.93	$3.24	$2.12

Average shares outstanding – Diluted (1)	22,440	22,860	22,468	22,962

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Truckload Operations
Total miles (in thousands)	56,624	44,910	151,531	138,441
Operating ratio (2)	82.55%	77.88%	81.26%	83.59%
Empty miles factor	9.92%	8.94%	9.37%	8.49%
Revenue per total mile, before fuel surcharge	$2.56	$2.46	$2.67	$2.16
Total loads	110,192	87,218	301,334	267,155
Revenue per truck per work day	$912	$902	$933	$795
Revenue per truck per week	$4,562	$4,512	$4,665	$3,974
Average company-driver trucks	2,080	1,530	1,868	1,595
Average owner operator trucks	403	382	391	373

Logistics Operations
Total revenue (in thousands)	$71,493	$55,897	$210,645	$147,815
Operating ratio	85.74%	88.56%	86.86%	88.87%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
	2022	2021
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$42,807	$18,509
Trade accounts receivable, net	155,181	121,854
Other receivables	6,580	7,092
Inventories	2,278	1,456
Prepaid expenses and deposits	12,002	10,962
Marketable equity securities	36,002	39,424
Income taxes refundable	733	277
Total current assets	255,583	199,574

Property and equipment	693,095	585,303
Less: accumulated depreciation	233,817	201,124
Total property and equipment, net	459,278	384,179

Other non-current assets	4,626	3,628
Total Assets	$719,487	$587,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,651	$43,381
Accrued expenses and other liabilities	24,760	14,114
Income taxes payable	474	4,364
Current portion of long-term debt	51,667	49,544
Total current liabilities	131,552	111,403

Long-term debt, net of current portion	205,675	172,733
Deferred income taxes	98,938	86,715
Other long-term liabilities	185	420
Total liabilities	436,350	371,271

STOCKHOLDERS’ EQUITY
Common stock	223	234
Additional paid-in capital	40,285	84,472
Treasury stock, at cost	(2,877)	(169,946)
Retained earnings	245,506	301,350
Total stockholders’ equity	283,137	216,110
Total liabilities and stockholders’ equity	$719,487	$587,381

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Adjusted Operating Income and Adjusted Operating Ratio

	Quarter ended September 30,		Nine Months ended September 30,
	2022	2021	2022	2021
	(Dollars in thousands)		(Dollars in thousands)
GAAP Presentation
Total operating revenue	$252,630	$183,085	$709,246	$493,206
Total operating expenses	(217,135)	(152,262)	(605,724)	(427,710)
Operating income	$35,495	$30,823	$103,522	$65,496
Operating ratio	85.9%	83.2%	85.4%	86.7%

Non-GAAP Presentation
Total operating revenue	$252,630	$183,085	$709,246	$493,206
Fuel surcharge	(36,155)	(16,754)	(93,943)	(46,560)
Revenue, excluding fuel surcharge	216,475	166,331	615,303	446,646

Total operating expenses	217,135	152,262	605,724	427,710
Less: fuel surcharge	(36,155)	(16,754)	(93,943)	(46,560)
Less: specific legal reserves increase	-	-	(6,680)	-
Adjusted operating expenses	180,980	135,508	505,101	381,150
Adjusted Operating income	$35,495	$30,823	$110,202	$65,496
Adjusted Operating ratio	83.6%	81.5%	82.1%	85.3%

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Reconciliation of Net Income to Adjusted Net Income

	Quarter ended September 30,		Nine Months ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)

Net income (GAAP)	$24,566	$21,359	$72,690	$48,625

Adjustments:
Specific legal reserves increase	-	-	6,680	-
Unrealized loss (gain) recognized on marketable equity securities	2,387	509	4,340	(4,446)

Tax (benefit) expense of adjustments (3)	(536)	(133)	(2,597)	1,170

Adjusted Net income (non-GAAP)	$26,417	$21,735	$81,113	$45,349

P.A.M. Transportation Services, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited)

Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share (1)

	Quarter ended September 30,		Nine Months ended September 30,
	2022	2021	2022	2021

Diluted earnings per share (GAAP)	$1.09	$0.94	$3.24	$2.12

Adjustments:
Specific legal reserves increase	-	-	0.30	-
Unrealized loss (gain) recognized on marketable equity securities	0.11	0.02	0.19	(0.20)

Tax (benefit) expense of adjustments (3)	(0.02)	(0.01)	(0.12)	0.05

Adjusted Diluted earnings per share (non-GAAP)	$1.18	$0.95	$3.61	$1.97

1)	All prior period share and per share data has been retroactively adjusted to reflect the Company’s separate 2-for-1 forward stock splits effective August 16, 2021 and March 29, 2022, respectively.
2)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

3)	The tax benefit is calculated using the effective tax rates for each respective period prior to any adjustments for non-GAAP amounts.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111